EXHIBIT 1.3

EXECUTION VERSION

ARRAY BIOPHARMA INC.

CONTROLLED EQUITY OFFERINGSM

AMENDMENT NO. 1 TO SALES AGREEMENT

August 15, 2014

Cantor Fitzgerald & Co.

499 Park Avenue

New York, NY 10022

Ladies and Gentlemen:

Reference is made to the Sales Agreement, dated March 27, 2013 (the “Sales Agreement”), between ARRAY BIOPHARMA INC., a Delaware corporation (the “Company”) and Cantor FITZGERALD & CO. (the “Agent”).  Pursuant to the Sales Agreement, the Company has agreed to issue and sell from time to time, to or through the Agent, shares of the Company’s Common Stock, par value $0.001 per share (the “Common Stock”) having an aggregate offering price of up to $75,000,000 (the “Prior Shares”).  All capitalized terms used in this Amendment No. 1 to the Sales Agreement among the Agent and the Company (this “Amendment”) and not otherwise defined shall have the respective meanings assigned to them in the Sales Agreement.  The Agent and the Company hereby agree as follows:

A.                                    Amendment to Sales Agreement.

1.              The first sentence of the first paragraph of Section 1 of the Sales Agreement is amended to read as follows:

“The Company agrees that, from time to time during the term of this Agreement, on the terms and subject to the conditions set forth herein, it may issue and sell through the Agent shares of common stock (the “Placement Shares”) of the Company, par value $0.001 per share (the “Common Stock”); provided, however, that in no event shall the Company issue or sell through the Agent such number or dollar amount of Placement Shares that would (a) exceed the number or dollar amount of shares of Common Stock registered on the effective Registration Statement (defined below) pursuant to which the offering is being made, (b) exceed the number of authorized but unissued shares of Common Stock, (c) exceed the number or dollar amount of shares of Common Stock permitted to be sold under Form S-3 (including Instruction I.B.6. thereof) or (d) exceed the number or dollar amount of shares of Common Stock for which the Company has filed a Prospectus Supplement (defined below) (the lesser of (a), (b), (c) and (d), the “Maximum Amount”)”

2.              The third sentence of the first paragraph of Section 1 of the Sales Agreement is amended to read as follows:

“The issuance and sale of Placement Shares through Agent will be effected pursuant to the Registration Statement (as defined below) filed by the Company and which will be declared effective by the Securities and Exchange Commission (the “Commission”), although nothing in this Agreement shall be construed as requiring the Company to use the Registration Statement to issue Common Stock.”

3.              The second paragraph of Section 1 of the Sales Agreement is amended to read as follows:

“The Company has filed, in accordance with the provisions of the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations thereunder (the “Securities Act Regulations”), with the Commission (i) a registration statement on Form S-3 (File No. 333-185599) (the “Initial Registration Statement”), including a base prospectus and prospectus supplement relating to certain securities, including the Prior Shares (together, the “Initial Base Prospectus”) and (ii) a registration statement on Form S-3 (File No. 333-189048) and that certain Post-Effective Amendment No. 2 to such registration statement (as amended, the “Subsequent Registration Statement”), including a base prospectus and an at-the-market-offering prospectus (“At-the-Market-Offering Prospectus”) (together, the “Subsequent Base Prospectuses”), relating to certain securities, including the Placement Shares that are not Prior Shares to be issued from time to time by the Company, and which incorporate by reference certain documents that the Company has filed or will file in accordance with the provisions of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations thereunder.  Up to and including August 14, 2014, references contained herein to a registration statement and base prospectus shall refer to the Initial Registration Statement and Initial Base Prospectus, respectively.  From and including August 15, 2014, references contained herein to a registration statement and base prospectus shall refer to the Subsequent Registration Statement and Subsequent Base Prospectuses, respectively, or, if applicable, to any registration statement and base prospectus related to the Placement Shares filed after the Subsequent Registration Statement and Subsequent Base Prospectus.  The Company will furnish to the Agent, for use by the Agent, copies of the prospectuses included as part of the registration statement, relating to the Placement Shares to be issued from time to time by the Company.  The Company may file one or more additional registration statements from time to time that will contain one or more base prospectuses with respect to the Placement Shares.  Except where the context otherwise requires, such registration statement(s), including all documents filed as part thereof or incorporated by reference therein, and including any information contained in a Prospectus (as defined below) subsequently filed with the Commission pursuant to Rule 424(b) under the Securities Act Regulations or deemed to be a part of such registration statement pursuant to Rule 430B of the Securities Act Regulations, is herein called the “Registration Statement.”  The base prospectus or base prospectuses, including all documents incorporated therein by reference, included in the Registration Statement, as supplemented by a prospectus supplement (“Prospectus Supplement”), if applicable, in the form in which such prospectus or prospectuses have most recently been filed by the Company with the Commission pursuant to the Securities Act Regulations, together with any issued Issuer Free Writing Prospectus(es) (as defined below), is herein called the “Prospectus.”

4.              The second sentence of Section 6(a) of the Sales Agreement is amended to read as follows:

“The Registration Statement has been filed with the Commission and will be declared effective by the Commission under the Securities Act prior to the issuance of any Placement Notices by the Company.”

5.              The third sentence of Section 6(a) of the Sales Agreement is amended to read as follows:

“Any Prospectus Supplement and the At-the-Market-Offering Prospectus will name the Agent as the agent in the section entitled ‘Plan of Distribution.’”

6.              The last sentence of Section 6(g) of the Sales Agreement is amended to read as follows:

“The Company does not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of another corporation or have any equity interest in any other corporation, partnership, joint venture, association, trust or other entity other than its minority interest in VentiRx Pharmaceuticals and Loxo Oncology, Inc.”

7.              Section 6(m) of the Sales Agreement is amended to read as follows:

“(m)                       No Consents Required. No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, or the issuance and sale by the Company of the Placement Shares, except for the requirement that the Commission declare the Subsequent Registration Statement effective and except for such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws or by the by-laws and rules of the Financial Industry Regulatory Authority (“FINRA”) or the Exchange in connection with the sale of the Placement Shares by the Agent.”

8.              Numbered paragraph 6 of Exhibit 7(m)-1 of the Sales Agreement is amended to read as follows:

“The Registration Statement, the Prospectus and the documents incorporated therein by reference (other than the financial statements and schedules and other financial data included or incorporated by reference therein, as to which we express no opinion), complied as of their respective effective or filing dates in all material respects as to form with the requirements of the Securities Act and, as applicable, the Exchange Act and the rules and regulations of the Commission promulgated thereunder.”

B.                                    Reimbursement.  The Company will pay all expenses incident to the performance of its obligations under this Amendment, including the fees and disbursements of the counsel to the Agent, payable upon the execution of this Amendment, in an amount not to exceed $25,000.

C.                                    No Other Amendments.  Except as set forth in Part A above, all the terms and provisions of the Sales Agreement shall continue in full force and effect.

D.                                    Counterparts.  This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

If the foregoing correctly sets forth the understanding among the Company and the Agent, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Agent.

Very truly yours,

ARRAY BIOPHARMA INC.

By:	/s/ R. Michael Carruthers
Name: R. Michael Carruthers
Title: Chief Financial Officer

SIGNATURE PAGE TO AMENDMENT NO. 1 TO SALES AGREEMENT

ACCEPTED as of the date
first-above written:

CANTOR FITZGERALD & CO.

By:	/s/ Jeffrey Lumby
Name:	Jeffrey Lumby
Title:	Senior Managing Director

SIGNATURE PAGE TO AMENDMENT NO. 1 TO SALES AGREEMENT